                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                       WESTCOAST HOSPITALITY CAPITAL TRUST

                                February 24, 2004

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                                TABLE OF CONTENTS

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ARTICLE I INTERPRETATION AND DEFINITIONS.................................................................          1

         Section 1.1 Definitions.........................................................................          1

ARTICLE II TRUST INDENTURE ACT...........................................................................          9

         Section 2.1 Trust Indenture Act; Application....................................................          9
         Section 2.2 Lists of Holders of Securities......................................................          9
         Section 2.3 Reports by the Property Trustee.....................................................          9
         Section 2.4 Periodic Reports to Property Trustee................................................         10
         Section 2.5 Evidence of Compliance with Conditions Precedent....................................         10
         Section 2.6 Declaration Events of Default; Waiver...............................................         10
         Section 2.7 Event of Default; Notice............................................................         12

ARTICLE III ORGANIZATION.................................................................................         12

         Section 3.1 Name................................................................................         12
         Section 3.2 Office..............................................................................         12
         Section 3.3 Purpose.............................................................................         12
         Section 3.4 Authority...........................................................................         13
         Section 3.5 Title to Property of the Trust......................................................         13
         Section 3.6 Powers and Duties of the Administrative Trustees....................................         13
         Section 3.7 Prohibition of Actions by the Trust and the Trustees................................         16
         Section 3.8 Powers and Duties of the Property Trustee...........................................         17
         Section 3.9 Certain Duties and Responsibilities of the Property Trustee.........................         18
         Section 3.10 Certain Rights of Property Trustee.................................................         19
         Section 3.11 Delaware Trustee...................................................................         21
         Section 3.12 Not Responsible for Recitals or Issuance of Securities.............................         21
         Section 3.13 Duration of Trust..................................................................         21
         Section 3.14 Mergers............................................................................         21

ARTICLE IV SPONSOR.......................................................................................         23

         Section 4.1 Sponsor's Purchase of Trust Common Securities.......................................         23
         Section 4.2 Responsibilities of the Sponsor.....................................................         23
         Section 4.3 Right of Holders to Bring Direct Action.............................................         23

ARTICLE V TRUSTEES.......................................................................................         24

         Section 5.1 Number of Trustees..................................................................         24
         Section 5.2 Delaware Trustee....................................................................         24
         Section 5.3 Property Trustee; Eligibility.......................................................         24
         Section 5.4 Qualifications of Administrative Trustees and Delaware Trustee Generally............         25
         Section 5.5 Administrative Trustees; Initial Trustees...........................................         25
         Section 5.6 Appointment, Removal and Resignation of Trustees....................................         26
         Section 5.7 Vacancies Among Trustees............................................................         27
         Section 5.8 Effect of Vacancies.................................................................         27
         Section 5.9 Meetings............................................................................         27
         Section 5.10 Delegation Of Power................................................................         28
         Section 5.11 Merger, Conversion, Consolidation or Succession to Business........................         28
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VI DISTRIBUTIONS.................................................................................         28

         Section 6.1 Distributions.......................................................................         28

ARTICLE VII ISSUANCE OF SECURITIES.......................................................................         29

         Section 7.1 General Provisions Regarding Securities.............................................         29
         Section 7.2 Paying Agent........................................................................         30

ARTICLE VIII TERMINATION OF TRUST........................................................................         30

         Section 8.1 Termination of Trust................................................................         30

ARTICLE IX TRANSFER OF INTERESTS.........................................................................         31

         Section 9.1 Transfer of Securities..............................................................         31
         Section 9.2 Transfer of Certificates............................................................         32
         Section 9.3 Deemed Security Holders.............................................................         32
         Section 9.4 Book-Entry Interests................................................................         32
         Section 9.5 Notices to Depositary...............................................................         33
         Section 9.6 Appointment of Successor Depositary.................................................         33
         Section 9.7 Definitive Trust Preferred Securities Certificates..................................         33
         Section 9.8 Mutilated, Destroyed, Lost or Stolen Certificates...................................         34

ARTICLE X LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS...........................         34

         Section 10.1 Liability..........................................................................         34
         Section 10.2 Exculpation........................................................................         35
         Section 10.3 Fiduciary Duty.....................................................................         35
         Section 10.4 Indemnification....................................................................         36
         Section 10.5 Outside Businesses.................................................................         38
         Section 10.6 Compensation; Fees.................................................................         38

ARTICLE XI ACCOUNTING....................................................................................         39

         Section 11.1 Fiscal Year........................................................................         39
         Section 11.2 Certain Accounting Matters.........................................................         39
         Section 11.3 Banking............................................................................         39
         Section 11.4 Withholding........................................................................         40

ARTICLE XII AMENDMENTS AND MEETINGS......................................................................         40

         Section 12.1 Amendments.........................................................................         40
         Section 12.2 Meetings of the Holders of Securities; Action by Written Consent...................         42

ARTICLE XIII REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE....................................         43

         Section 13.1 Representations and Warranties of Property Trustee.................................         43
         Section 13.2 Representations and Warranties of Delaware Trustee.................................         43
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE XIV MISCELLANEOUS................................................................................         44

         Section 14.1 Notices............................................................................         44
         Section 14.2 Governing Law......................................................................         45
         Section 14.3 Intention of the Parties...........................................................         45
         Section 14.4 Headings...........................................................................         45
         Section 14.5 Successors and Assigns.............................................................         46
         Section 14.6 Partial Enforceability.............................................................         46
         Section 14.7 Counterparts.......................................................................         46
         Section 14.8 CUSIP Numbers......................................................................         46
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                                     -iii-

                               ANNEX AND EXHIBITS

ANNEX I      TERMS OF 9.5% TRUST PREFERRED SECURITIES AND 9.5% TRUST COMMON
             SECURITIES

EXHIBIT A-1  FORM OF TRUST PREFERRED SECURITIES CERTIFICATE

EXHIBIT A-2  FORM OF TRUST COMMON SECURITIES CERTIFICATE

EXHIBIT B    SPECIMEN OF DEBENTURE

EXHIBIT C    UNDERWRITING AGREEMENT

                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                       WESTCOAST HOSPITALITY CAPITAL TRUST

         AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration"), dated and effective as of February 24, 2004, by the undersigned trustees (together with all other Persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), WestCoast Hospitality Corporation, a Washington corporation, as trust sponsor (the "Sponsor"), and by the holders, from time to time, of the securities issued pursuant to this Declaration representing undivided beneficial interests in the assets of the Trust (as defined below).

         WHEREAS, the Trustees and the Sponsor established WestCoast Hospitality Capital Trust (the "Trust"), a statutory trust under the Statutory Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of October 30, 2003 (the "Original Declaration") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 30, 2003, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures (as defined herein) of the Debenture Issuer (as defined herein);

         WHEREAS, as of the date hereof, no interests in the Trust have been issued; and

         WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration.

         NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitutes the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities issued hereunder representing undivided beneficial interests in the assets of the Trust, subject to the provisions of this Declaration.

                                    ARTICLE I
                         INTERPRETATION AND DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Declaration, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) capitalized terms used in this Declaration have the respective meanings assigned to them in this Section 1.1;

                  (b) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

                  (c) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections and Annexes and Exhibits to this Declaration unless otherwise specified;

                  (d) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration;

                  (e) a reference to the singular includes the plural and vice versa;

                  (f) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and

                  (g) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Declaration as a whole and not to any particular Article, Section or other subdivision.

         "Additional Interest" means, if the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments and governmental charges will not be less than the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or governmental charges been imposed.

         "Administrative Trustee" means each Person appointed in accordance with
Article V solely in such Person's capacity as Administrative Trustee of the Trust and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

         "Beneficial Owner" means a "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, including the provision of those rules that a Person shall be deemed to have beneficial ownership of all securities that Person has a right to acquire within 60 days; provided, that a Person shall not be deemed a beneficial owner of, or to own beneficially, securities if the beneficial ownership thereof:

                  (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the regulations thereunder; and

                  (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

         "Board of Directors" means either the board of directors of the Debenture Issuer or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Debenture Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Property Trustee.

         "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

         "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in Spokane, Washington or in Wilmington, Delaware are authorized or required by law to close.

         "Certificate" means a Trust Common Securities Certificate or a Trust Preferred Securities Certificate.

         "Change of Control" means the occurrence of any of the following events:

                  (a) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of the Debenture Issuer; provided that a Change of Control shall not be deemed to occur pursuant to this paragraph (a)

                           (i)      if such Person has outstanding debt
         securities on the date of such event that had a maturity at original issuance of at least one year and that are rated Investment Grade by S&P, Moody's or another Rating Agency; or

                           (ii) if the Total Common Equity of such person on the first trading day after the date of such event is at least $10,000,000,000.

                  (b) The Debenture Issuer consolidates with or merges with or into another Person or, directly or indirectly, conveys, transfers or leases all or substantially all of its properties and assets on a consolidated basis to any Person, or any Person consolidates with, or merges with or into, the Debenture Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Debenture Issuer is converted into or exchanged for cash, securities or other property; provided that a Change of Control shall not be deemed to occur pursuant to this paragraph (b) as a result of a transaction where the surviving or transferee Person in the transaction (or any of its Affiliates) is a Person described in clause (i) or (ii) of paragraph (a) above or as a result of any other transaction where

                           (i)      the outstanding Voting Stock of the
         Debenture Issuer is converted into or exchanged for Voting Stock (other than stock that is redeemable prior to the maturity date of the debentures) of the surviving or transferee Person; and

                           (ii) immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock or Common Stock of the surviving or transferee Person.

                  (c) During any consecutive two-year period, individuals who at the beginning of that period constituted the Board of Directors, together with any directors who are members of the Board of Directors on the date of original issuance of the Debentures and any new directors whose election by that Board of Directors or whose nomination for election by the shareholders of the Debenture Issuer was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means February 24, 2004 and, if the underwriters exercise their option under the Underwriting Agreement to purchase additional Trust Preferred Securities to cover overallotments, the date of closing of such additional purchase, and each other date upon which Securities are issued pursuant to and in accordance with the terms of this Declaration.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means, in the case of a Person that is a corporation, any capital stock of any class of such Person, and, in the case of any Person that is not a corporation, any equity security of any class of such Person, in each case which capital stock or equity security has no preference with respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

         "Compounded Interest" means interest compounded quarterly at the rate specified for the Debentures to the extent permitted by applicable law upon interest accrued and unpaid (including Additional Interest) at the end of each Deferral Period.

         "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

         "Debenture Issuer" means WestCoast Hospitality Corporation, a Washington corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as issuer of the Debentures.

         "Debentures" means the series of 9.5% Junior Subordinated Debentures Due February 24, 2044, to be issued by the Debenture Issuer under the Indenture to be held by the Property Trustee on behalf of the Trust, a specimen certificate for such series of Debentures being Exhibit B hereto.

         "Declaration Event of Default" means, with respect to the Securities, that an Indenture Event of Default has occurred and is continuing with respect to the Debentures.

         "Deferral Period" has the meaning set forth in paragraph 2(a) of the Terms.

         "Definitive Trust Preferred Securities Certificates" has the meaning set forth in Section 9.4.

         "Delaware Trustee" has the meaning set forth in Section 5.2.

         "Depositary" means the Clearing Agency that is from time to time acting as depositary for the Trust Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and that shall undertake to effect book-entry transfers and pledges of the Trust Preferred Securities.

         "Direct Action" has the meaning set forth in paragraph 6(c) of the Terms.

         "Distribution" means a distribution payable to Holders of Securities in accordance with Section 6.1.

         "DTC" means The Depository Trust Company, the initial Depositary.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

         "Fiduciary Indemnified Person" has the meaning set forth in Section 10.4(b).

         "Fiscal Year" has the meaning set forth in Section 11.1.

         "Global Certificate" has the meaning set forth in Section 9.4.

         "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

         "Indemnified Person" means a Sponsor Indemnified Person or a Fiduciary Indemnified Person.

         "Indenture" means the Indenture, dated as of February 24, 2004, between the Debenture Issuer and the Indenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.

         "Indenture Trustee" means Wilmington Trust Company, not in its individual capacity but solely in its capacity as trustee under the Indenture, until a successor is appointed thereunder, and thereafter means such successor trustee.

         "Indenture Event of Default" has the meaning specified in the Indenture.

         "Investment Company" means an investment company as defined in the Investment Company Act.

         "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "Investment Company Event" has the meaning set forth in the Terms.

         "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's (or if S&P or Moody's changes its rating system, a comparable rating in such successor system), or a comparable rating of another Rating Agency.

         "Legal Action" has the meaning set forth in Section 3.6(g).

         "List of Holders" has the meaning set forth in Section 2.2.

         "Majority in liquidation amount of the Securities," "Majority in liquidation amount of the Trust Common Securities" "Majority in liquidation amount of the Trust Preferred Securities" means, except as provided in the Terms or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class, or Holder(s) of outstanding Trust Common Securities or Holder(s) of outstanding Trust Preferred Securities voting separately as a class, as the case may be, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities, Trust Common Securities or Trust Preferred Securities, as the case may be.

         "Ministerial Action" has the meaning set forth in the Terms.

         "Moody's" means Moody's Investors Service, Inc.

         "No Recognition Opinion" has the meaning set forth in the Terms.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

                  (i) a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto;

                  (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

                  (iii) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Paying Agent" has the meaning specified in Section 7.2.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 5.3.

         "Property Trustee Account" has the meaning set forth in Section 3.8(c).

         "Quorum of the Administrative Trustees" means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

         "Rating Agency" means a "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g)(2), or any successor rule thereto, under the Securities Act.

         "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned Subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

         "Responsible Officer" means, with respect to the Property Trustee, any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, any financial services officer or any other officer in the Corporate Trust Department of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Rights Plan" means a plan of the Debenture Issuer providing for the issuance by the Debenture Issuer to all holders of its common stock of rights entitling the holders thereof to subscribe for or purchase shares of common stock or any class or series of preferred stock of the Debenture Issuer, which rights (i) are deemed to be transferred with such shares of common stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of the common stock of the Debenture Issuer, in each case until the occurrence of a specified event or events.

         "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.

         "S&P" means Standard & Poor's Ratings Services.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Securities" means the Trust Common Securities and the Trust Preferred Securities.

         "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

         "Special Event" has the meaning set forth in the Terms.

         "Sponsor" means WestCoast Hospitality Corporation, a Washington corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

         "Sponsor Indemnified Person" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officer, director, shareholder, member, partner, employee, representative or agent of any Administrative Trustee; and (d) any officer, employee or agent of the Trust or its Affiliates.

         "Statutory Trust Act" means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) with respect to which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof.

         "Successor Delaware Trustee" has the meaning set forth in Section
5.6(c).

         "Successor Property Trustee" has the meaning set forth in Section
5.6(b).

         "Super Majority" has the meaning set forth in Section 2.6(a)(ii).

         "Tax Event" has the meaning set forth in the Terms.

         "10% in liquidation amount" of a class of Securities means, except as provided in the Terms or by the Trust Indenture Act, Holders of outstanding Securities of that class who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of that class.

         "Terms" means the terms of the Securities set forth in Annex I.

         "Total Common Equity" of any Person means, as of any day of determination, the product of

                  (a) the aggregate number of outstanding shares (or other units) of Common Stock of the Person on that day (excluding any Common Stock of the Person issuable upon exercise of outstanding options or warrants or upon conversion of outstanding convertible securities); and

                  (b) the value of such Common Stock per share (or other unit) on that day (which, if such Common Stock is publicly traded, shall be the average of the closing prices of such Common Stock over the 20 consecutive trading days immediately preceding that day or, if such Common Stock is not publicly traded, the value of such Common Stock as determined by the Board of Directors in good faith and evidenced by a Board Resolution).

         "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Trust Common Securities" has the meaning specified in Section 7.1(a).

         "Trust Common Securities Certificate" means a definitive certificate in fully registered form representing a Trust Common Security substantially in the form of Exhibit A-2 hereto.

         "Trust Common Securities Guarantee" means the Trust Common Securities Guarantee Agreement, dated as of February 24, 2004, of the Sponsor with respect to the Trust Common Securities.

         "Trust Preferred Securities" has the meaning specified in Section
7.1(a).

         "Trust Preferred Securities Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with the Depositary (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

         "Trust Preferred Securities Certificate" means a certificate representing a Trust Preferred Security substantially in the form of Exhibit A-1 hereto.

         "Trust Preferred Securities Guarantee" means the Trust Preferred Securities Guarantee Agreement, dated as of February 24, 2004, of the Sponsor with respect to the Trust Preferred Securities.

         "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

         "Underwriting Agreement" means the Underwriting Agreement for the offering and sale of Trust Preferred Securities in the form of Exhibit C hereto.

         "Voting Stock" of any Person means capital stock or other equity securities of such Person that ordinarily have voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                                   ARTICLE II
                               TRUST INDENTURE ACT

         Section 2.1 Trust Indenture Act; Application.

                  (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be made part of this Declaration, and this Declaration shall, to the extent applicable, be governed by such provisions.

                  (b) The Property Trustee shall be the only Trustee that is a "trustee" for the purposes of the provisions of the Trust Indenture Act.

                  (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by any provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (d) The application of the provisions of the Trust Indenture Act referred to above to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         Section 2.2 Lists of Holders of Securities.

                  (a) Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such record date, provided that neither the Sponsor nor the Administrative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Administrative Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or that it receives in the capacity as Paying Agent (if acting in such capacity) provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         Section 2.3 Reports by the Property Trustee. Within 60 days after December 31 of each year, commencing December 31, 2004, the Property Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. A copy of each such report shall, at the time of transmission to the Holders, be filed by the Property Trustee with each stock exchange, if any, on which the Trust Preferred Securities are listed, with the Commission and with the Trust. The Administrative Trustees will promptly notify the Property Trustee whenever the Trust Preferred Securities are listed on any stock exchange or delisted therefrom.

         Section 2.4 Periodic Reports to Property Trustee. Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Sponsor's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 2.5 Evidence of Compliance with Conditions Precedent. Each of the Sponsor and the Administrative Trustees, on behalf of the Trust, shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.6 Declaration Events of Default; Waiver.

                  (a) Subject to Section 2.6(c), the Holders of a Majority in liquidation amount of Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Declaration Event of Default in respect of the Trust Preferred Securities and its consequences, provided that, if the underlying Indenture Event of Default:

                           (i) is not waivable under the Indenture, the Declaration Event of Default shall also not be waivable;

                           (ii) requires the consent or vote of holders of greater than a majority in principal amount of the Debentures (a "Super Majority") to be waived under the Indenture, the Declaration Event of Default may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Trust Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; or

                           (iii) requires the consent or vote of each holder of Debentures to be waived under the Indenture, the Declaration Event of Default may only be waived by the vote of each Holder of Trust Preferred Securities.

         The foregoing provisions of this Section 2.6(a) shall be in lieu of
Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Declaration Event of Default with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or a Declaration Event of Default with respect to the Trust Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Trust Preferred Securities of a Declaration Event of Default with respect to the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Trust Common Securities of any such Declaration Event of Default with respect to the Trust Common Securities for all purposes of this Declaration without any further act, vote or consent of the Holders of the Trust Common Securities.

                  (b) Subject to Section 2.6(c), the Holders of a Majority in liquidation amount of the Trust Common Securities may, by vote, on behalf of the Holders of all of the Trust Common Securities, waive any past Declaration Event of Default with respect to the Trust Common Securities and its consequences, provided that, if the underlying Indenture Event of Default:

                           (i) is not waivable under the Indenture, except where the Holders of the Trust Common Securities are deemed to have waived such Declaration Event of Default as provided below in this
         Section 2.6(b), the Declaration Event of Default shall also not be waivable; or

                           (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Trust Common Securities are deemed to have waived such Declaration Event of Default as provided below in this Section 2.6(b), the Declaration Event of Default may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Trust Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; provided further, that each Holder of Trust Common Securities will be deemed to have waived any such Declaration Event of Default and all Declaration Events of Default with respect to the Trust Common Securities and its consequences until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Declaration Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee in accordance with the Terms.

         The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Declaration Event of Default with respect to the Trust Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Declaration Event of Default with respect to the Trust Common Securities or impair any right consequent thereon.

                  (c) The right of any Holder to receive payment of Distributions in accordance with this Declaration and the Terms on or after the respective payment dates therefor, or to institute suit for the enforcement of the right to receive any such payment on or after such payment dates, shall not be impaired without the consent of each such Holder.

                  (d) A waiver of an Indenture Event of Default by the Property Trustee at the direction of the Holders of the Trust Preferred Securities constitutes a waiver of the corresponding Declaration Event of Default. The foregoing provisions of this Section 2.6(d) shall be in lieu of
Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

         Section 2.7 Event of Default; Notice.

                  (a) The Property Trustee shall, within 90 days after a Responsible Officer of the Property Trustee obtains actual knowledge of the occurrence of a Declaration Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Indenture Event of Default, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

                  (b) The Property Trustee shall not be deemed to have actual knowledge of any default except:

                           (i) a default under Sections 5.1(a) and 5.1(b) of the Indenture; or

                           (ii) any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of this Declaration shall have actual knowledge.

                  (c) The Sponsor shall deliver to the Property Trustee, within 120 days after the end of each fiscal year of the Sponsor ending after the date hereof, an Officers' Certificate covering such fiscal year stating whether or not, to the best knowledge of the signers thereof, the Sponsor or the Administrative Trustees are in default in the performance and observance of any of the material terms, provisions and conditions of this Declaration (without regard to any period of grace or requirement of notice provided hereunder) and, if the Sponsor or the Administrative Trustees shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                                   ARTICLE III
                                  ORGANIZATION

         Section 3.1 Name. The Trust is named "WestCoast Hospitality Capital Trust," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of the Securities and to the other Trustees. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

         Section 3.2 Office. The address of the principal office of the Trust is c/o WestCoast Hospitality Corporation, 201 W. North River Drive, Spokane, Washington 99201, Attention: Chief Financial Officer. On ten Business Days written notice to the Property Trustee and the Holders of the Securities, the Administrative Trustees may designate another principal office.

         Section 3.3 Purpose. The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for U.S. federal income tax purposes as a grantor trust. It is the intent of the parties to this Declaration that (a) the Trust be classified for U.S. federal income tax purposes as a grantor trust under

Subpart E of Subchapter J of the Code, (b) the Holders will be the owners of the Trust for U.S. federal income tax purposes, and (c) there shall be included in computing the taxable income of the Holders for U.S. federal income tax purposes their respective shares of the income, deductions and credits of the Trust as if the Trust did not exist. By accepting this Declaration or any benefits under this Declaration or under any Securities, each of the Sponsor, the Trustees, the Holders and the Trust Preferred Securities Beneficial Owners shall be deemed to have agreed not to take any position for U.S. federal income tax purposes that is contrary to or inconsistent with the classification of the Trust as a grantor trust for U.S. federal income tax purposes.

         Section 3.4 Authority.

                  (a) Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. Any action taken by the Administrative Trustees on behalf of the Trust in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

                  (b) Except as expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

                  (c) Unless otherwise determined by the Administrative Trustees, and except as expressly set forth in this Declaration or as otherwise required by the Statutory Trust Act or applicable law, any Administrative Trustee is authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to cause the Trust to execute; provided, that the registration statement referred to in Section 3.6(b)(i), including any amendments thereto, shall be signed by all of the Administrative Trustees.

                  (d) An Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents that the Administrative Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

         Section 3.5 Title to Property of the Trust. Except as provided in
Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

         Section 3.6 Powers and Duties of the Administrative Trustees. The Administrative Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

                  (a) to issue and sell the Trust Preferred Securities and the Trust Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of Trust Common Securities; and, provided, further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to the simultaneous issuance of both Trust Common Securities (as specified in Section 4.1) and Trust Preferred Securities on each Closing Date;

                  (b) in connection with the issue and sale of the Trust Preferred Securities, at the direction of the Sponsor, to:

                           (i) execute and file with the Commission the registration statement on Form S-1 prepared by the Sponsor, including any amendments thereto, pertaining to, among other securities, the Trust Preferred Securities;

                           (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary, appropriate, convenient or advisable in order to qualify or register all or part of the Trust Preferred Securities in any state in which the Sponsor has determined to qualify or register such Trust Preferred Securities for sale;

                           (iii) execute and file an application, prepared by the Sponsor, with the New York Stock Exchange, the Nasdaq National Market or any other securities exchange or automated quotation system for listing or quotation upon notice of issuance of any Trust Preferred Securities;

                           (iv) execute and deliver to DTC, and to any other Clearing Agency that from time to time may be acting as Depositary for the Trust Preferred Securities, letters, documents and instruments evidencing or relating to the depositary relationship with respect to the Trust Preferred Securities;

                           (v) execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor, relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act;

                           (vi) execute and enter into the Underwriting Agreement providing for the sale of the Trust Preferred Securities; and

                           (vii) execute and enter into other related agreements in connection with the sale of the Trust Preferred Securities.

                  (c) to acquire the Debentures with the proceeds of the sale of the Trust Preferred Securities and the Trust Common Securities; provided, however, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee on behalf of the Trust for the benefit of the Holders of the Trust Preferred Securities and the Holders of the Trust Common Securities;

                  (d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event; provided that the Administrative Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Special Event;

                  (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of the Trust Preferred Securities and the Holders of the Trust Common Securities as to such actions and applicable record dates;

                  (f) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the Terms;

                  (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless, pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

                  (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

                  (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

                  (j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

                  (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

                  (l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

                  (m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its selection, extension or shortening of a Deferral Period;

                  (n) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

                  (o) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

                  (p) to take any action, not inconsistent with this Declaration or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

                           (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

                           (ii) causing the Trust to be classified for U.S. federal income tax purposes as a grantor trust; and

                           (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for U.S. federal income tax purposes; provided that such action does not adversely affect the interests of Holders; and

                  (q) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust. The Administrative Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in
Section 3.3.

         Subject to this Section 3.6, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

         Any expenses incurred by the Administrative Trustees pursuant to this
Section 3.6 shall be reimbursed by the Sponsor.

         Section 3.7 Prohibition of Actions by the Trust and the Trustees.

                  (a) The Trust shall not, and the Trustees shall not, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees shall cause the Trust not to:

                           (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

                           (ii) acquire any assets other than as expressly provided herein;

                           (iii) possess Trust property for other than a Trust purpose;

                           (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

                           (v) possess any power or otherwise act in such a way as to vary the Trust assets or the Terms in any way whatsoever other than as expressly permitted hereby;

                           (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

                           (vii) other than as provided in this Declaration or Annex I hereto, (A) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or
         (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of counsel to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that the Trust will be deemed an Investment Company required to be registered under the Investment Company Act; or

                           (viii) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of counsel to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that the Trust will not be classified as a grantor trust for U.S. federal income tax purposes.

         Section 3.8 Powers and Duties of the Property Trustee.

                  (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

                  (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

                  (c)      The Property Trustee shall:

                           (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Trust and the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Trust Preferred Securities and Holders of the Trust Common Securities from the Property Trustee Account in accordance with Section 6.1 (the Property Trustee Account shall be an account that is maintained by a banking institution the long-term indebtedness of which is rated at least "A" by a Rating Agency, and funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration);

                           (ii) engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the redemption of the Trust Preferred Securities and the Trust Common Securities to the extent the Debentures are redeemed or mature; and

                           (iii) upon written notice of distribution issued by the Administrative Trustees in accordance with the Terms, engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of a Special Event arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the Terms.

                  (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration.

                  (e) Subject to Section 3.9(a), the Property Trustee shall take any Legal Action that arises out of or in connection with a Declaration Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee's duties and obligations under this Declaration or the provisions of the Trust Indenture Act referred to in Section 2.1(a).

                  (f) The Property Trustee shall not resign as a Trustee unless either:

                           (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the Terms; or

                           (ii) a Successor Property Trustee (as hereinafter defined) has been appointed and has accepted that appointment in accordance with Section 5.6.

                  (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if a Declaration Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the Terms.

                  (h) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.6.

                  (i) Notwithstanding anything expressed or implied to the contrary in this Declaration or any Annex or Exhibit hereto, (i) the Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and (ii) the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

         Section 3.9 Certain Duties and Responsibilities of the Property
Trustee.

                  (a) The Property Trustee, before the occurrence of any Declaration Event of Default and after the curing or waiver of all Declaration Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee. In case a Declaration Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of a Declaration Event of Default and after the curing or waiving of all such Declaration Events of Default that may have occurred:

                                    (A)      the duties and obligations of the
         Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                                    (B)      in the absence of bad faith on the
         part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

                           (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                           (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

                           (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

                           (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its fiduciary accounts generally, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration, the Statutory Trust Act and the Trust Indenture Act;

                           (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

                           (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor; money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

                           (viii)   the Property Trustee shall not be
         responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Sponsor.

         Section 3.10 Certain Rights of Property Trustee.

                  (a)      Subject to the provisions of Section 3.9:

                           (i) the Property Trustee may, in the absence of bad faith, rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                           (ii) any direction or act of the Sponsor or the Administrative Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

                           (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers'

         Certificate, which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrative Trustees;

                           (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                           (v) the Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                           (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee adequate security and indemnity, reasonably satisfactory to the Property Trustee, against the reasonable costs, expenses (including reasonable attorneys' fees and expenses and the reasonable expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided that, nothing contained in this Section 3.10(a)(vii) shall be taken to relieve the Property Trustee, upon the occurrence of a Declaration Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

                           (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, security, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                           (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Securities, which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the Terms in respect of such remedy, right or action,
         (ii) may refrain from
         enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

                           (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

                           (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

                  (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

         Section 3.11 Delaware Trustee. Notwithstanding any other provision of this Declaration other than Section 5.2, the Delaware Trustee shall not, except as required under the Statutory Trust Act, be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Statutory Trust Act.

         Section 3.12 Not Responsible for Recitals or Issuance of Securities. The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

         Section 3.13 Duration of Trust. The Trust, unless earlier dissolved pursuant to the provisions of Article VIII hereof, shall dissolve on December 31, 2044.

         Section 3.14 Mergers.

                  (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any Person, except as described in
Section 3.14(b) and (c).

                  (b) The Trust may, with the consent of a Quorum of the Administrative Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided that:

                           (i) if the Trust is not the survivor, such successor entity (the "Successor Entity") either:

                                    (A)      expressly assumes all of the
         obligations of the Trust under the Securities; or

                                    (B)      substitutes for the Trust Preferred
         Securities other securities (the "Successor Preferred Securities") that have substantially the same terms as the Trust Preferred Securities and that rank the same as the Trust Preferred Securities with respect to Distributions, assets and payments upon liquidation, redemption and otherwise, and substitutes for the Trust Common Securities other securities (the "Successor Common Securities" and, together with the Successor Preferred Securities, the "Successor Securities") that have substantially the same terms as the Trust Common Securities and that rank the same as the Trust Common Securities with respect to Distributions, assets and payments upon liquidation, redemption and otherwise;

                           (ii) the Sponsor expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as holder of the Debentures;

                           (iii) the Trust Preferred Securities or any Successor Preferred Securities are listed, or any Successor Preferred Securities will be listed upon notification of issuance, on any securities exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted;

                           (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Preferred Securities) to be downgraded by any Rating Agency;

                           (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect;

                           (vi)     such Successor Entity has a purpose
         substantially identical to that of the Trust;

                           (vii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Preferred Securities at least to the extent provided by the Trust Preferred Securities Guarantee; and

                           (viii) prior to such merger, consolidation, amalgamation or replacement, the Sponsor has received an opinion of independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that:

                                    (A)      such merger, consolidation,
         amalgamation or replacement will not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect;

                                    (B)      following such merger,
         consolidation, amalgamation or replacement, the Sponsor will own, directly or indirectly, all of the Successor Common Securities;

                                    (C)      following such merger,
         consolidation, amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

                                    (D)      following such merger,
         consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will be treated as a grantor trust for U.S. federal income tax purposes.

                  (c) Notwithstanding Section 3.14(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Trust Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

                                   ARTICLE IV
                                     SPONSOR

         Section 4.1 Sponsor's Purchase of Trust Common Securities. On the Closing Date, the Sponsor will purchase all of the Trust Common Securities issued by the Trust on such date, in an amount that, when taken together with all other Trust Common Securities then owned by the Sponsor, at least equals 3% of the capital of the Trust, after giving effect to the issuance of Trust Preferred Securities on such date.

         Section 4.2 Responsibilities of the Sponsor. In connection with the issue and sale of the Trust Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

                  (a) to prepare for filing by the Trust with the Commission a registration statement on Form S-1 in relation to, among other securities, the Trust Preferred Securities, including any amendments thereto;

                  (b) to determine the States and foreign jurisdictions, if any, in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and to do any and all such acts, other than actions that must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States and foreign jurisdictions;

                  (c) to prepare for filing by the Trust an application to the New York Stock Exchange, the Nasdaq National Market or any other securities exchange or automated quotation system for listing or quotation upon notice of issuance of any Trust Preferred Securities;

                  (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto;

                  (e) to negotiate the terms of the Underwriting Agreement providing for the sale of the Trust Preferred Securities; and

                  (f) to negotiate the terms of other related agreements in connection with the sale of the Trust Preferred Securities.

         Section 4.3 Right of Holders to Bring Direct Action. The Sponsor acknowledges that the Holders of the Trust Preferred Securities shall have the right to institute a Direct Action to the extent set forth in the Terms.

                                    ARTICLE V
                                    TRUSTEES

         Section 5.1 Number of Trustees. The number of Trustees shall initially be four, and:

                  (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

                  (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Trust Common Securities voting as a class at a meeting of the Holders of the Trust Common Securities; provided, however, that the number of Trustees shall in no event be less than two; provided further that (1) the Delaware Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or, if not a natural person, shall be an entity that has its principal place of business in the State of Delaware; (2) at least one Administrative Trustee shall be an employee or officer of, or affiliated with, the Sponsor; and (3) one Trustee shall be the Property Trustee, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

         Section 5.2 Delaware Trustee. If required by the Statutory Trust Act, one Trustee (the "Delaware Trustee") shall be:

                  (a) a natural person who is resident of the State of Delaware; or

                  (b) if not a natural person, an entity that has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application. The Delaware Trustee shall accept service of process on the Trust in the State of Delaware and execute any certificates presented to it in execution form and filed under the Statutory Trust Act.

         Section 5.3 Property Trustee; Eligibility.

                  (a) There shall at all times be one Trustee that shall act as Property Trustee that shall:

                           (i)      not be an Affiliate of the Sponsor;

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority; if such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and

                           (iii) if the Trust is excluded from the definition of an Investment Company solely by means of Rule 3a-5 and to the extent Rule 3a-5 requires a trustee having certain qualifications to hold title to the "eligible assets" of the trust, the Property Trustee shall possess those qualifications.

                  (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

                  (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act or become a creditor of the Sponsor during the time periods specified in Section 311 of the Trust Indenture Act, the Property Trustee and the Holders of the Trust Common Securities (as if they were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) and Section 311 of the Trust Indenture Act, as applicable.

                  (d) The Trust Preferred Securities Guarantee and the Indenture shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                  (e)      The initial Property Trustee shall be set forth in
Section 5.5 hereof.

         Section 5.4 Qualifications of Administrative Trustees and Delaware Trustee Generally. Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

         Section 5.5 Administrative Trustees; Initial Trustees.

                  (a) Except as otherwise expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

                  (b) Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any one of the Administrative Trustees is authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to execute pursuant to Section 3.6.

                  (c) An Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents that the Administrative Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

                  (d)      The initial Administrative Trustees shall be:

                           Peter P. Hausback and Thomas L. McKeirnan
                           c/o WestCoast Hospitality Corporation
                           201 W. North River Drive
                           Spokane, Washington 99201

The initial Delaware Trustee and Property Trustee shall be:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attention:  Corporate Trust Administration

         Section 5.6 Appointment, Removal and Resignation of Trustees.

                  (a) Subject to Sections 5.6(b) and 5.6(c), Trustees may be appointed or removed without cause at any time as follows:

                           (i) until the issuance of any Securities, by written instrument executed by the Sponsor;

                           (ii) after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of Trust Common Securities voting as a class at a meeting of the Holders of the Trust Common Securities; provided, that, the Property Trustee and the Delaware Trustee may only be removed and replaced as provided in clause
         (iii) if a Declaration Event of Default has occurred and is continuing; and

                           (iii) after the issuance of any Securities, if a Declaration Event of Default has occurred and is continuing, the Property Trustee and/or the Delaware Trustee may be appointed or removed by vote of the Holders of a Majority in liquidation amount of Trust Preferred Securities voting as a class at a meeting of the Holders of the Trust Preferred Securities.

                  (b) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 5.3 (a "Successor Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Administrative Trustees and the Sponsor.

                  (c) The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.6(a) until a successor trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and
5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Administrative Trustees and the Sponsor.

                  (d) A Trustee appointed to office shall hold office until such Trustee's successor shall have been appointed or until such Trustee's death, dissolution, termination, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                           (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                                    (A)      until a Successor Property Trustee
         has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

                                    (B)      until the assets of the Trust have
         been completely liquidated and the proceeds thereof distributed to the Holders of the Securities; and

                           (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

                  (e) The Holders of the Trust Common Securities shall use their best efforts to promptly appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation or is removed in accordance with this Section 5.6, unless an Indenture Event of Default has occurred and is continuing and, pursuant to Section 5.6(a) the right to appoint a Successor Property Trustee or Successor Delaware Trustee requires the vote of the Holders of a Majority in liquidation amount of Trust Preferred Securities.

                  (f) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.6 within 60 days after delivery pursuant to this Section 5.6 of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                  (g) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

         Section 5.7 Vacancies Among Trustees. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to
Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by a Quorum of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

         Section 5.8 Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.6, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.

         Section 5.9 Meetings. If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in- person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) at least 48 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) at least 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum of the Administrative Trustees is present, or without a meeting and without notice by the unanimous written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

         Section 5.10 Delegation Of Power.

                  (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                  (b) the Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

         Section 5.11 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that a Successor Delaware Trustee shall promptly file an amendment to the Certificate of Trust of the Trust with the Secretary of State in accordance with the Statutory Trust Act.

                                   ARTICLE VI
                                  DISTRIBUTIONS

         Section 6.1 Distributions. Holders shall receive Distributions (as defined herein) in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Trust Preferred Securities and the Trust Common Securities in accordance with the respective preferences set forth in the Terms. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest and Additional Interest), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders.

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                                   ARTICLE VII
                             ISSUANCE OF SECURITIES

         Section 7.1 General Provisions Regarding Securities.

                  (a) The Administrative Trustees shall on behalf of the Trust issue one class of trust preferred securities, representing undivided beneficial interests in the assets of the Trust (the "Trust Preferred Securities"), having such terms as are set forth in the Terms, and one class of trust common securities, representing undivided beneficial interests in the assets of the Trust (the "Trust Common Securities"), having such terms as are set forth in the Terms. The Terms are hereby incorporated into this Declaration and shall constitute part of the governing instrument of the Trust. The Trust shall not issue any securities or other interests in the assets of the Trust other than the Trust Preferred Securities and the Trust Common Securities. The Trust shall not issue any Securities in bearer form. The Trust may issue fractions of Securities.

                  (b) The Certificates shall be signed on behalf of the Trust by an Administrative Trustee. Such signature shall be the manual or facsimile signature of any present or any future Administrative Trustee. In case any Administrative Trustee who shall have signed any of the Certificates shall cease to be such Administrative Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrative Trustee; and any Certificates may be signed on behalf of the Trust by such person who, at the actual date of execution of such Certificate, shall be an Administrative Trustee, although at the date of the execution and delivery of this Declaration any such person was not such an Administrative Trustee. Certificates may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to an Administrative Trustee, as evidenced by his or her execution thereof, and may have such letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, agreements to which the Trust is subject, if any, any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or traded, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trust). The Trust, at the direction of the Sponsor, shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. The Terms are part of the terms of this Declaration and to the extent applicable, the Property Trustee and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such Terms and to be bound thereby.

                  (c) At the time of the delivery of the Trust Preferred Securities, the Administrative Trustees shall cause one or more Trust Preferred Securities Certificates to be authenticated by the Property Trustee on behalf of the Trust and delivered to or upon the written order of the Trust, signed by one Administrative Trustee without further corporate action by the Sponsor, in authorized denominations. A Trust Preferred Securities Certificate shall not be valid until the Trust Preferred Securities Certificate therefor has been authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Trust Preferred Securities Certificate has been authenticated under this Declaration. Each Trust Preferred Securities Certificate shall be dated the date of its authentication.

                  (d) The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Trust Preferred Securities Certificates. An authenticating agent may authenticate Trust Preferred Securities Certificates whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate, and may itself be an Affiliate of the Trust or a Related Party of the Sponsor.

                  (e) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

                  (f) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued and fully paid and, to the fullest extent permitted by applicable law, the Trust Preferred Securities shall be deemed to be nonassessable.

                  (g) Every Person, by virtue of having become a Holder or a Trust Preferred Securities Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

                  (h)      The Securities shall have no preemptive rights.

         Section 7.2 Paying Agent. In the event that the Securities are not in book-entry-only form, the Trust shall authorize one or more Persons (each, a "Paying Agent") to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Trust at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Trust, in each case without prior notice to any Holder. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Property Trustee is hereby appointed to initially act as Paying Agent for the Securities. Any successor Paying Agent or any additional paying Agent shall execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders, will give the Property Trustee notice of any default by the Trust (or any other obligor on the Securities) in the making of any payment on the Securities and will, at any time during the continuance of any such default, upon the written request of the Property Trust, forthwith pay to the Property Trustee all sums so held in trust by such Paying Agent. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. Any reference in this Declaration to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                  ARTICLE VIII
                              TERMINATION OF TRUST

         Section 8.1 Termination of Trust.

                  (a) The Trust shall dissolve upon the occurrence of the first of the following to occur:

                           (i) on December 31, 2044, the expiration date of the Trust;

                           (ii)     upon the bankruptcy of the Sponsor;

                           (iii)    upon the filing of a certificate of
         dissolution or its equivalent with respect to the Sponsor, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of the Holders of at least a Majority in liquidation amount of the Securities, voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                           (iv) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust;

                           (v) upon the occurrence and continuation of a Special Event pursuant to which the Debentures shall have been distributed to the Holders of Securities in exchange for all of the Securities;

                           (vi) before the issuance of any Securities, with the consent of all the Administrative Trustees and the Sponsor; or

                           (vii) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof, including any Additional Interest and Compounded Interest, shall have been paid to the Holders in accordance with the Terms.

                  (b) Subject to the Terms, following dissolution of the Trust, the Trustees shall liquidate any remaining Trust property and pay or provide for all claims of creditors of the Trust.

                  (c) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), the Administrative Trustees shall file with the Secretary of State a certificate of cancellation of the Certificate of Trust of the Trust and the Trust shall terminate.

                  (d) The provisions of Section 3.9 and Article X shall survive the termination of the Trust.

                                   ARTICLE IX
                              TRANSFER OF INTERESTS

         Section 9.1 Transfer of Securities.

                  (a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the Terms. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

                  (b) Subject to this Article IX, Trust Preferred Securities shall be freely transferable.

                  (c) Subject to this Article IX, the Sponsor and any Related Party may only transfer Trust Common Securities in whole to the Sponsor or a Related Party of the Sponsor; provided that, any such transfer is subject to the condition precedent that the transferor obtain the written opinion of independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

                           (i) the Trust would not be classified for U.S. federal income tax purposes as a grantor trust; and

                           (ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

                  (d) The Administrative Trustees shall cause each Trust Common Securities Certificate issued to the Sponsor to contain a legend stating:
"TO THE EXTENT PERMITTED BY APPLICABLE LAW, THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE SPONSOR

OR A RELATED PARTY OF THE SPONSOR IN COMPLIANCE WITH APPLICABLE LAW AND ARTICLE IX OF THE DECLARATION."

                  (e) The Trust shall not be required to issue Trust Preferred Securities during a period beginning at the opening of business 15 days before the day of any selection of Trust Preferred Securities for redemption set forth in the Terms and ending at the close of business on the day of selection.

                  (f) For so long as the Securities remain outstanding, the Sponsor covenants (i) to use its reasonable efforts to cause the Trust (A) to remain a statutory trust under the Statutory Trust Act, except in connection with a distribution of Debentures to the Holders of Securities in liquidation of the Trust, the redemption of all Securities or certain mergers, consolidations or amalgamations, each as permitted by this Declaration and (B) to continue to be classified as a grantor trust, and not as an association taxable as a corporation or a partnership, for U.S. federal income tax purposes, and (ii) to use its reasonable efforts to cause each Holder of Securities to be treated as owning an undivided beneficial interest in the Debentures.

         Section 9.2 Transfer of Certificates. The Administrative Trustees shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Administrative Trustees may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificate, the Administrative Trustees shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Administrative Trustees. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

         Section 9.3 Deemed Security Holders. The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

         Section 9.4 Book-Entry Interests. Unless otherwise specified in the Terms, the Trust Preferred Securities Certificates, on original issuance, will be issued in the form of one or more, fully registered, global Trust Preferred Securities Certificates (each a "Global Certificate"), to be delivered to DTC, the initial Depositary, by, or on behalf of, the Trust. Such Global Certificate(s) shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Trust Preferred Securities Beneficial Owner will receive a Definitive Trust Preferred Securities Certificate representing such Trust Preferred Securities Beneficial Owner's interests in such Global Certificate(s), except as provided in Section 9.7. Unless and until definitive, fully registered Trust Preferred Securities Certificates (the "Definitive Trust Preferred Securities Certificates") have been issued to the Trust Preferred Securities Beneficial Owners pursuant to
Section 9.7:

                  (a) the provisions of this Section 9.4 shall be in full force and effect;

                  (b) the Trust and the Trustees shall be entitled to deal with the Depositary for all purposes of this Declaration (including the payment of Distributions on the Global Certificate(s) and

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

receiving approvals, votes or consents hereunder) as the Holder of the Trust Preferred Securities and the sole holder of the Global Certificate(s) and shall have no notice obligation to the Trust Preferred Securities Beneficial Owners;

                  (c) to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this
Section 9.4 shall control; and

                  (d) the rights of the Trust Preferred Securities Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Trust Preferred Securities Beneficial Owners and the Depositary and/or its Clearing Agency Participants. The Depositary will make book-entry transfers among its Clearing Agency Participants and receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants.

                  At such time as all beneficial interests in a Global Certificate have either been exchanged for Definitive Trust Preferred Securities Certificates to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global Certificate shall be returned to the Depositary for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for Definitive Trust Preferred Securities Certificates, or if Definitive Trust Preferred Securities Certificates are exchanged for a beneficial interest in a Global Certificate, Trust Preferred Securities represented by such Global Certificate shall be reduced or increased and an adjustment shall be made on the books and records of the Property Trustee (if it is then the securities custodian for such Global Certificate) with respect to such Global Certificate, by the Property Trustee or the securities custodian, to reflect such reduction or increase.

         Section 9.5 Notices to Depositary. Whenever a notice or other communication to the Holders of the Trust Preferred Securities is required under this Declaration, unless and until Definitive Trust Preferred Securities Certificates shall have been issued to the Trust Preferred Securities Beneficial Owners pursuant to Section 9.7, the Administrative Trustees shall give all such notices and communications specified herein to be given to the Trust Preferred Securities Beneficial Owners to the Depositary, and shall have no notice obligations to the Trust Preferred Securities Beneficial Owners.

         Section 9.6 Appointment of Successor Depositary. If any Depositary elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities, the Administrative Trustees may, in their sole discretion, appoint a Clearing Agency to act as successor Depositary with respect to the Trust Preferred Securities.

         Section 9.7 Definitive Trust Preferred Securities Certificates. If:

                  (a) a Depositary elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities and a Clearing Agency is not appointed within 90 days after such discontinuance to act as successor Depositary pursuant to Section 9.6;

                  (b) a Depositary ceases to be a Clearing Agency under the Exchange Act; or

                  (c) the Administrative Trustees elect after consultation with the Sponsor to terminate the book-entry system through the Depositary with respect to the Trust Preferred Securities,

then:

                           (i) Definitive Trust Preferred Securities Certificates shall be prepared by the Administrative Trustees on behalf of the Trust with respect to such Trust Preferred Securities; and

                           (ii) upon surrender of the Global Certificate(s) by the Depositary, accompanied by registration instructions, the Administrative Trustees shall cause Definitive Trust Preferred Securities Certificates to be delivered to Trust Preferred Securities Beneficial Owners in accordance with the instructions of the Depositary. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Depositary. The Definitive Trust Preferred Securities Certificates may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof, and may have such letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, agreements to which the Trust is subject, if any, any rule or regulation of any securities exchange or automated quotation system on which the Trust Preferred Securities may be listed or traded, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trust). The Trust, at the direction of the Sponsor, shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing.

         Section 9.8 Mutilated, Destroyed, Lost or Stolen Certificates. If:

                  (a) any mutilated Certificate should be surrendered to the Administrative Trustees, or if the Administrative Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

                  (b) there shall be delivered to the Administrative Trustees and the Trust such security or indemnity as may be required by them to keep each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Administrative Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this
Section 9.8, the Administrative Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section
9.8 shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                                    ARTICLE X
      LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

         Section 10.1 Liability.

                  (a) Except as expressly set forth in this Declaration, the Trust Preferred Securities Guarantee, the Trust Common Securities Guarantee and the Terms, the Sponsor shall not be:

                           (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities, which shall be made solely from assets of the Trust; or

                           (ii) required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

                  (b) The Holders of the Trust Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

                  (c) Pursuant to sections 3803(a) of the Statutory Trust Act, the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         Section 10.2 Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage, expense or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

         Section 10.3 Fiduciary Duty.

                  (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

                  (b)      Unless otherwise expressly provided herein:

                           (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person, or

                           (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

                  (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                           (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                           (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

         Section 10.4 Indemnification.

                  (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Sponsor Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Sponsor Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Sponsor Indemnified Person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Sponsor Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Sponsor Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Sponsor Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses that such Court of Chancery or such other court shall deem proper.

                           (iii) To the extent that a Sponsor Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection therewith.

                           (iv)     Any indemnification under paragraphs (i) and
         (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Sponsor Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Holders of the Trust Common Securities.

                           (v) Expenses (including attorneys' fees and expenses) incurred by a Sponsor Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Sponsor Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (A) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (B) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (C) by the Holders of the Trust Common Securities, that, based upon the facts known to the Administrative Trustees, counsel or the Holders of the Trust Common Securities at the time such determination is made, such Sponsor Indemnified Person acted in bad faith or in a manner that such Person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Sponsor Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Holder of Trust Common Securities reasonably determine that such Person deliberately breached his duty to the Trust or the Holders of Trust Common Securities or Trust Preferred Securities.

                           (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which the Person seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Sponsor or Holders of Trust Preferred Securities or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Sponsor and each Sponsor Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

                           (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a Sponsor Indemnified Person against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Sponsor would have the power to indemnify such Person against such liability under the provisions of this Section 10.4(a).

                           (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as such Person would have with respect to such constituent entity if its separate existence had continued.

                           (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Sponsor Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

                  (b) The Sponsor agrees to indemnify each of the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each of the Persons in (i) through
(iv), including the Property Trustee and the Delaware Trustee in their respective individual and trustee capacities, being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, claim, action, suit, cost or expense of any kind and nature whatsoever, including taxes (other than taxes based on the income of such Fiduciary Indemnified Person), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the resignation or removal of the Property Trustee or the Delaware Trustee and shall survive the satisfaction and discharge of this Declaration.

         Section 10.5 Outside Businesses. Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may, subject to Section 5.3(c), engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

         Section 10.6 Compensation; Fees. The Sponsor agrees to pay to each of the Property Trustee and the Delaware Trustee such compensation, as may separately be agreed to by the Sponsor in writing, for all services rendered by such Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) including compensation for services rendered up to the time of any removal or resignation of such Trustee.

         To the fullest extent permitted by law, the parties intend that the provisions of Section 3561 of Title 12 of the Delaware Code shall not apply to the Trust and that the compensation payable hereby shall not be subject to review by any court of competent jurisdiction, whether pursuant to Section 3560 of Title 12 of the Delaware Code or otherwise. The provisions of this Section
10.6 shall survive the termination of this Declaration, the dissolution of the Trust and the satisfaction and discharge of this Declaration and the removal or resignation of any Trustee.

                                   ARTICLE XI
                                   ACCOUNTING

         Section 11.1 Fiscal Year. The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

         Section 11.2 Certain Accounting Matters.

                  (a) At all times during the existence of the Trust, the Administrative Trustees on behalf of the Trust shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for U.S. federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Administrative Trustees. The books and records of the Trust, together with a copy of this Declaration and any amendments hereto, shall at all times be maintained at the principal office of the Trust and shall be available during normal business hours, upon reasonable prior notice, for examination by any Holder or its duly authorized representative for any purpose reasonably related to its interest in the Trust.

                  (b) The Administrative Trustees on behalf of the Trust shall cause to be prepared and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

                  (c) The Administrative Trustees on behalf of the Trust shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual U.S. federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

                  (d) The Administrative Trustees on behalf of the Trust shall cause to be duly prepared and filed with the appropriate taxing authority, an annual U.S. federal income tax return, on a Form 1041 or such other form required by U.S. federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

         Section 11.3 Banking. The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

         Section 11.4 Withholding. The Trust and the Administrative Trustees on behalf of the Trust shall comply with all withholding requirements under U.S. federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustee on behalf of the Trust shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

                                   ARTICLE XII
                             AMENDMENTS AND MEETINGS

         Section 12.1 Amendments.

                  (a) Except as otherwise provided in this Declaration or by any applicable Terms, this Declaration may only be amended by a written instrument approved and executed by:

                           (i)      a Quorum of the Administrative Trustees;

                           (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee;

                           (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee; and

                           (iv) if the amendment affects the rights, powers, duties, obligations or immunities of the Sponsor, the Sponsor.

                  (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

                           (i)      unless, in the case of any proposed
         amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the Terms) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and if the proposed amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received an opinion of counsel reasonably acceptable to the Property Trustee (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the Terms) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

                           (ii) to the extent the result of such amendment would be to:

                                    (A)      cause the Trust to fail to continue
         to be classified for purposes of U.S. federal income taxation as a grantor trust;

                                    (B)      reduce or otherwise adversely
         affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

                                    (C)      cause the Trust to be deemed to be
         an Investment Company that is required to be registered under the Investment Company Act.

                  (c) At such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the Terms of such Securities.

                  (d) Section 10.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders of the Securities.

                  (e) Article IV shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Trust Common Securities.

                  (f) The rights of the holders of the Trust Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Trust Common Securities.

                  (g) Subject to Section 12.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

                           (i)      cure any ambiguity;

                           (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

                           (iii) make any other provisions with respect to matters or questions arising under this Declaration that shall not be inconsistent with the provisions of this Declaration; provided, that such action pursuant to this clause (iii) shall not adversely affect in any material respect the interests of the Holders of the Securities (an amendment to specify procedures to deal with fractional interests in Securities in connection with any redemption of fewer than all the outstanding Securities will not be deemed to have any such material adverse effect);

                           (iv) add to the covenants, restrictions or obligations of the Sponsor;

                           (v) conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders; and

                           (vi) modify, eliminate or add to any provisions of this Declaration to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the

         Trust will not be required to register as an Investment Company under the Investment Company Act;

provided, that in the case of clauses (i) through (iii), such actions shall not adversely affect in any material respect the interests of the Holders, and any amendments of this Declaration shall become effective when notice thereof is given to the Holders.

         Section 12.2 Meetings of the Holders of Securities; Action by Written Consent.

                  (a) Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the Terms) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the Terms or the rules of any securities exchange or automated quotation system on which the Trust Preferred Securities may be listed or traded. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more written requests stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities so specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

                  (b) Except to the extent otherwise provided in the Terms, the following provisions shall apply to meetings of Holders of Securities:

                           (i) Notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any securities exchange or automated quotation system on which the Trust Preferred Securities may be listed or traded, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning at least the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Administrative Trustees may specify that any written ballot submitted to the Security Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees.

                           (ii) Each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation.

                           (iii)    Each meeting of the Holders of the
         Securities shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate.

                           (iv) Unless the Statutory Trust Act, this Declaration, the Terms, the Trust Indenture Act or the listing rules of any securities exchange or automated quotation system on which the Trust Preferred Securities may be listed or traded provide otherwise, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIII
            REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

         Section 13.1 Representations and Warranties of Property Trustee. The Property Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration and at the time of each Closing, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

                  (a) the Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

                  (b) The execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. This Declaration has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Property Trustee.

                  (d) At the Closing Date, the Property Trustee will be the record holder of the Debentures and the Property Trustee has not knowingly created any liens or encumbrances on such Debentures.

                  (e) The Property Trustee satisfies the qualifications set forth in Section 5.3.

                  (f) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Property Trustee of this Declaration.

         Section 13.2 Representations and Warranties of Delaware Trustee. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration and at the time of each Closing, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

                  (a) The Delaware Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

                  (b) The execution, delivery and performance by the Delaware Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of this Declaration by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Delaware Trustee.

                  (d) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required to be made, obtained or given, as the case may be, by the Delaware Trustee for the execution, delivery or performance by the Delaware Trustee, of this Declaration.

                  (e) The Delaware Trustee is an entity that has its principal place of business in the State of Delaware.

                  (f) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust of the Trust and this Declaration.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 Notices. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or mailed by first class mail, as follows:

                  (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

                           c/o WestCoast Hospitality Corporation
                           201 W. North River Drive
                           Spokane, Washington 99201
                           Fax:  509-325-7324

                  (b) if given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attention:  Corporate Trust Administration
                           Fax:  302-636-4140

                  (c) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the Securities):

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attention: Corporate Trust Administration
                           Fax:  302-636-4140

                  (d) if given to the Holders of the Trust Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holders of the Trust Common Securities may give notice to the Trust):

                           WestCoast Hospitality Corporation
                           201 W. North River Drive
                           Spokane, Washington 99201
                           Attention: Chief Financial Officer
                           Fax:  509-325-7324

                  (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 14.2 Governing Law. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

         Section 14.3 Intention of the Parties. It is the intention of the parties hereto that the Trust be classified for U.S. federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

         Section 14.4 Headings. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

         Section 14.5 Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

         Section 14.6 Partial Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         Section 14.7 Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         Section 14.8 CUSIP Numbers. The Trust in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so used, the Trustees shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Certificates or as contained in any notice of redemption, and that reliance may be placed only on the other identification numbers printed on the Certificate, and no redemption shall be affected by any defect in or omission of such numbers. The Administrative Trustees shall promptly notify the Property Trustee of any change in the "CUSIP" numbers for the Securities.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                    PETER P. HAUSBACK,
                                    as Administrative Trustee

                                    /s/ Peter P. Hausback
                                    --------------------------------------------

                                    THOMAS L. McKEIRNAN,
                                    as Administrative Trustee

                                    /s/ Thomas L. McKeirnan
                                    --------------------------------------------

                                    WILMINGTON TRUST COMPANY,
                                    as Delaware Trustee

                                    By:   /s/ W. Chris Sponenberg
                                          --------------------------------------
                                          Authorized Signatory

                                    WILMINGTON TRUST COMPANY,
                                    as Property Trustee

                                    By:   /s/ W. Chris Sponenberg
                                          --------------------------------------
                                          Authorized Signatory

                                    WESTCOAST HOSPITALITY CORPORATION
                                    as Sponsor

                                    By:  /s/ Peter P. Hausback
                                         ---------------------------------------
                                         Peter P. Hausback
                                         Vice President, Chief Financial Officer

                                     ANNEX I

                                    TERMS OF
                         9.5% TRUST PREFERRED SECURITIES
                                       AND
                          9.5% TRUST COMMON SECURITIES

         Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of February 24, 2004 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities and the Trust Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Prospectus (as defined below)):

         1.       Designation and Number.

                  (a) Up to 1,840,000 Trust Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of up to $46,000,000 and a liquidation amount with respect to the assets of the Trust of $25 per Trust Preferred Security, are hereby designated for the purposes of identification only as "9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security)" (the "Trust Preferred Securities"). The Trust Preferred Securities Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any securities exchange or automated quotation system on which the Trust Preferred Securities may be listed or traded.

                  (b) Up to 56,908 Trust Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of up to $1,422,700 and a liquidation amount with respect to the assets of the Trust of $25 per Trust Common Security, are hereby designated for the purposes of identification only as "9.5% Trust Common Securities (Liquidation Amount of $25 per Trust Common Security)" (the "Trust Common Securities"). The Trust Common Securities Certificates evidencing the Trust Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

                  (c) The Trust Preferred Securities and the Trust Common Securities represent undivided beneficial interests in the assets of the Trust.

                  (d) In connection with the purchase of the Securities, the Debenture Issuer will deposit in the Trust, and the Trust will purchase, respectively, as trust assets, Debentures of the Debenture Issuer having an aggregate principal amount of up to $47,422,700, bearing interest at an annual rate equal to the annual Distribution rate on the Trust Preferred Securities and Trust Common Securities, and having payment and redemption provisions which correspond to the payment and redemption provisions of the Trust Preferred Securities and Trust Common Securities.

         2.       Distributions.

                  (a) Distributions payable on each Security will be fixed at a rate per annum of 9.5% (the "Coupon Rate") of the stated liquidation amount of $25 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law).

The term "Distributions" as used herein includes any such interest, including any Additional Interest and Compounded Interest payable, unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months. For any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                  (b) Distributions on the Securities will be cumulative, will accrue from February 24, 2004 and will, except as otherwise described below, be payable quarterly and in arrears, on the following dates, which dates correspond to the interest payment dates on the Debentures: March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2004, when, as and if available for payment by the Property Trustee. So long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, the Debenture Issuer shall have the right at any time during the term of the Debentures to defer the payment of interest on the Debentures for one or more periods selected by the Debenture Issuer not exceeding 20 consecutive quarters for any such period (each, subject to extension and shortening as provided in the following two sentences, a "Deferral Period"); except that each Deferral Period shall end on the last day of a calendar quarter and no Deferral Period may extend beyond the maturity of the Debentures. At any time prior to the end of a Deferral Period, the Debenture Issuer may, so long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, extend the Deferral Period and further defer the payment of interest on the Debentures, provided that the Deferral Period as so extended shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. At any time prior to the end of a calendar quarter ending prior to the end of a Deferral Period, the Debenture Issuer may shorten the Deferral Period so that it will end on the last day of such calendar quarter. The Debenture Issuer is required to give notice to the Property Trustee each time it selects a Deferral Period or extends or shortens a Deferral Period in progress, and promptly following receipt of such notice the Property Trustee will cause notice thereof to be given to each Holder of Trust Preferred Securities. During any such Deferral Period, Distributions will be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Deferral Period. Accrued Distributions (and all accrued interest thereon) will be payable on the last day of the Deferral Period. Upon the termination of any Deferral Period and the payment of all amounts then due, the Debenture Issuer may commence a new Deferral Period, subject to the above requirements.

                  During any Deferral Period, the Debenture Issuer shall not, and shall cause each of its Subsidiaries not to,

                           (i)      declare or pay dividends on, or make a
distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or other equity securities other than (A) any purchase or acquisition of Common Stock (or Common Stock equivalents) in connection with the satisfaction by the Debenture Issuer or any of its Subsidiaries of its obligations under any employee benefit plan or the satisfaction by the Debenture Issuer or the Subsidiary of its obligations pursuant to any contract or security requiring the Debenture Issuer or any of its Subsidiaries to purchase Common Stock (or Common Stock equivalents), (B) any purchase of Common Stock (or Common Stock equivalents) from an officer or employee (or a Person performing similar functions) of the Debenture Issuer or any of its Subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring the Debenture Issuer or any of its Subsidiaries to purchase such Common Stock (or Common Stock equivalents), (C) as a result of a reclassification of the capital stock or other equity securities of the Debenture Issuer or any of its Subsidiaries or the exchange or conversion of one class or series of capital stock or other equity securities for another class or series of capital stock or other equity securities of the Debenture Issuer or any of its Subsidiaries, (D) any dividend or distribution of Common Stock on Common Stock, (E) any purchase of fractional interests in capital stock or other equity securities of the Debenture Issuer or any of its Subsidiaries pursuant to the conversion or exchange provisions of such capital stock or other equity security being converted or exchanged, (F) any declaration or payment of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (G) any dividend or distribution by a Subsidiary of the Debenture Issuer to the Debenture Issuer or another Subsidiary of the Debenture Issuer, (H) any distribution by WestCoast Hospitality Limited Partnership ("WHLP") to any Person that is a partner in WHLP for federal income tax purposes so long as (x) at the time of the distribution, the Debenture Issuer has at least an 80% interest in the income, gain, loss and deductions of WHLP, and (y) such distribution is required by the Amended and Restated Agreement of Limited Partnership of WHLP, as in effect on the date of original issuance of the Debentures, and (I) any distribution by any other Subsidiary of the Debenture Issuer that is not wholly owned by the Debenture Issuer, so long as none of the holders of equity interests in such Subsidiary have any right to convert such equity securities into, or exchange such equity securities for, Common Stock of the Debenture Issuer;

                           (ii)     make any payment of principal of, or
premium, if any, or interest on, or repay, repurchase or redeem, any debt securities issued by the Debenture Issuer that rank pari passu with or junior to the Debentures; or

                           (iii)    make any guarantee payments with respect to
any guarantee (other than the Trust Preferred Securities Guarantee) by the Debenture Issuer of any debt securities of any Subsidiary of the Debenture Issuer, if such guarantee ranks pari passu with or junior to the Debentures.

                  (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. While the Trust Preferred Securities remain in book-entry-only form, the relevant record dates shall be one Business Day prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Trust Preferred Securities will be made as described under the heading "Description of Securities - Material Terms of the Trust Preferred Securities - Book-Entry-Only Issuance - DTC" in the Prospectus dated February 12, 2004 (the "Prospectus"), of the Trust including in the Registration Statement on Form S-1 of the Sponsor and the Trust. The relevant record dates for the Trust Common Securities shall be the same record dates as for the Trust Preferred Securities. If the Trust Preferred Securities shall not continue to remain in book-entry-only form, the relevant record dates for the Trust Preferred Securities shall conform to the rules of any securities exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted and, if none, shall be selected by the Administrative Trustees, which dates shall be at least one but not more than 60 days before the relevant payment dates, which payment dates correspond to the interest payment dates on the Debentures. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. Distributions on the Securities shall be paid on a Pro Rata basis to Holders thereof entitled thereto. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date on which the Distributions would be payable without regard to this sentence.

                  (d) If at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Debenture Issuer will pay as additional interest on the Debentures held by the Property Trustee, such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be at least the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                  (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata among the Holders of the Securities.

         3. Liquidation Distribution Upon Dissolution. In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust (each a "Liquidation") the then Holders of the Securities on the date of the Liquidation will be entitled to receive Pro Rata out of the assets of the Trust available for distribution to Holders of Securities after satisfaction of liabilities of creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with a Liquidation related to a Special Event, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Coupon Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities, shall be distributed on a Pro Rata basis to the Holders of the Securities.

         If, upon any such Liquidation (other than a Liquidation related to a Special Event), the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis in accordance with paragraph 9 below.

         4.       Redemption and Distribution.

                  (a) Redemption of the Securities will occur simultaneously with any redemption of the Debentures. The Debentures will mature on February 24, 2044, and are redeemable earlier as set forth in this paragraph
4. Upon the redemption of the Debentures in whole or in part, whether at maturity or upon earlier redemption, the proceeds from such redemption shall be simultaneously applied to redeem, in cash, Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a redemption price equal to the redemption price of such redeemed Debentures (as specified in the Indenture and the Prospectus), together with accrued and unpaid Distributions thereon to, but excluding, the date of redemption (the "Redemption Price"). If fewer than all of the outstanding Securities are to be so redeemed, the Securities will be redeemed Pro Rata and the Trust Preferred Securities to be redeemed will be as described in paragraph 4(g)(ii) below.

                  (b) The Debenture Issuer shall have the right (subject to the conditions in the Indenture) to elect to redeem the Debentures, (i) in whole or in part, at any time on or after February 24, 2009, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Redemption

Tax Event (as defined below), in either case at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest and Compounded Interest, if any) to, but excluding, the date of redemption.

                  (c) If, at any time prior to February 24, 2007, the Debenture Issuer consummates an offering of its common stock (other than an offering of its common stock issuable upon conversion of any equity or debt securities issued by the Debenture Issuer or any of its Subsidiaries) that results in gross proceeds to the Debenture Issuer of at least $50,000,000, then, within 60 days following the consummation of the first such offering, the Debenture Issuer must redeem in cash Debentures having a principal amount equal to 35% of the aggregate principal amount of the then outstanding Debentures at a redemption price equal to 105% of the principal amount of the Debentures to be redeemed plus accrued and unpaid Distributions thereon to, but excluding, the date of redemption.

                  (d) If, at any time, a Tax Event or an Investment Company Event (each as defined below and each a "Special Event") shall occur and be continuing, the Administrative Trustees shall, unless the Debentures are redeemed in the limited circumstances involving a Redemption Tax Event, dissolve the Trust and, after satisfaction of creditors of the Trust, if any, cause Debentures held by the Property Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Securities, to be distributed on a Pro Rata basis, within 90 days following the occurrence of such Special Event (the "90 Day Period"), to the Holders of the Securities in liquidation of such Holders' interest in the Trust; provided, however, that in the case of a Tax Event, such dissolution and distribution shall be conditioned on the Administrative Trustees' receipt of an opinion of independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the Holders of the Trust Preferred Securities will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of such dissolution and distribution of Debentures, and provided, further, that if at the time there is available to the Trust the opportunity to eliminate, within the 90 Day Period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the reasonable judgment of the Debenture Issuer, has and will cause no adverse effect on the Trust, the Debenture Issuer or the Holders of the Securities and will involve no material cost ("Ministerial Action"), the Trust will pursue such Ministerial Action in lieu of dissolution.

         "Tax Event" means that the Administrative Trustees shall have received an opinion of independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position, or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of original issuance of the Debentures (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable by the Debenture Issuer to the Trust on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Debenture Issuer for U.S. federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Debenture Issuer for U.S. federal income tax purposes to defer taking a deduction for any original issue discount that accrues with respect to the Debentures until the interest payment related to such original issue discount is paid by the Debenture Issuer in money.

         "Investment Company Event" means that the Administrative Trustees shall have received an opinion of independent counsel experienced in practice under the Investment Company Act that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision thereof or therein,
(b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of original issuance of the Debentures (collectively, "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company that is required to be registered under the Investment Company Act.

         "Redemption Tax Event" means a Tax Event in connection with which (a) the Administrative Trustees shall have received an opinion (a "Redemption Tax Opinion") of independent tax counsel experienced in such matters that, as a result of the Tax Event, there is more than an insubstantial risk that the Debenture Issuer would be precluded from deducting the interest on the Debentures for U.S. federal income tax purposes even if the Debentures were distributed to the Holders of Securities in liquidation of such Holders' interest in the Trust as described in this paragraph 4(c), or (ii) the Administrative Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust (each such case, a "Redemption Tax Event"), the Debenture Issuer shall have the right, upon at least 30 but not more than 60 days' notice, to redeem the Debentures in whole (but not in part) for cash within 90 days following the occurrence of such Redemption Tax Event at a Redemption Price equal to 100% of the principal amount of the Debentures so redeemed, plus any accrued and unpaid interest thereon to the date fixed for redemption and promptly following such redemption, the Securities shall be redeemed at the Redemption Price on a Pro Rata basis at $25 per Security plus accrued and unpaid distributions thereon to the date fixed for redemption; provided, however, that if at the time there is available to the Debenture Issuer or the Trust the opportunity to eliminate, within such 90 Day Period, the Redemption Tax Event by taking some Ministerial Action which has no adverse effect on the Trust, the Holders of Securities or the Debenture Issuer, the Trust or the Debenture Issuer will pursue such Ministerial Action in lieu of redemption.

         On the date fixed for any distribution of Debentures, upon dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding,
(ii) the Depositary or its nominee, as the record Holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing Securities, except for certificates representing Trust Preferred Securities held by the Depositary or its nominee, will be deemed to represent beneficial interests in Debentures having an aggregate principal amount equal to the stated liquidation amount, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions, on such Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissuance.

                  (e) Except for a redemption of Securities following a redemption of Debentures described in paragraph 4(c), the Trust may not redeem fewer than all of the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.

                  (f) If the Debentures are distributed to holders of the Securities, pursuant to the terms of the Indenture, the Debenture Issuer will use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other securities exchange or automated quotation system as the Trust Preferred Securities were listed or traded immediately prior to the distribution of the Debentures.

                  (g)      Redemption or Distribution Procedures.

                           (i)      Notice of any redemption of Securities, and
notice of distribution of Debentures in exchange for the Securities (a "Redemption/ Distribution Notice"), will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph 4(g)(i), a Redemption/ Distribution Notice shall be deemed to be given on the day such notice is first mailed by first- class mail, postage pre-paid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

                           (ii)     In the event that fewer than all the
outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Trust Preferred Securities, it being understood that, in respect of Trust Preferred Securities registered in the name of and held of record by the Depositary or its nominee, the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

                           (iii)    If Securities are to be redeemed and the
Trust gives a Redemption/ Distribution Notice, which notice shall be irrevocable and may only be issued if the Debentures are redeemed as set out in this Section 4, then (A) while the Trust Preferred Securities are in book-entry-only form, with respect to the Trust Preferred Securities, by 12:00 noon, New York time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will irrevocably deposit with the Depositary or its nominee funds sufficient to pay the amount payable on redemption of the Trust Preferred Securities and will give the Depositary or its nominee irrevocable instructions and authority to pay the amount payable on redemption to the Holders of the Trust Preferred Securities, and (B) with respect to Trust Preferred Securities issued in definitive form and Trust Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will pay the amount payable on redemption to the Holders of such Securities upon surrender of their certificates. If a Redemption/Distribution Notice shall have been given and funds deposited as required, then on the date of such deposit, all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Sponsor as guarantor pursuant to the Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee, as applicable, Distributions on such Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

                           (iv)     Redemption/Distribution Notices shall be
sent by the Administrative Trustees on behalf of the Trust to (A) in the case of Trust Preferred Securities, the Depositary or its nominee if the Global Certificate(s) have been issued or, if Definitive Trust Preferred Securities Certificates have been issued, to the Holders thereof and (B) in respect of the Trust Common Securities, the Holder thereof.

                           (v)      Subject to the foregoing and applicable law
(including, without limitation, U.S. federal securities laws), the Sponsor or any of its Subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

         5.       Offer to Repurchase Upon Change of Control.

                  (a) If a Change of Control occurs, each Holder of Trust Preferred Securities will have the right to exchange all or any portion of such Holder's Trust Preferred Securities for Debentures having a principal amount equal to the liquidation amount of such Trust Preferred Securities and to simultaneously require the Debenture Issuer to repurchase such Debentures at the price and on the terms specified herein. In respect of Trust Preferred Securities registered in the name of and held of record by the Depositary or its nominee, the Trust Preferred Securities Beneficial Owners shall be entitled to direct the Depositary as to the exercise of such right with respect to the respective Trust Preferred Securities beneficially owned by them in the manner established by law and agreements between such Trust Preferred Securities Beneficial Owners and the Depositary and/or its Clearing Agency Participants. The Property Trustee will effect the exchange of any Trust Preferred Securities as to which such right is exercised for Debentures having a principal amount equal to the liquidation amount of such Trust Preferred Securities at least three Business Days prior to the Change of Control Payment Date (as defined below).

                  (b) If a Change of Control shall occur, the Debenture Issuer will offer (the "Change of Control Offer") a Change of Control payment (the "Change of Control Payment") in cash equal to 100% of the aggregate principal amount of the Debentures tendered plus (except if the Change of Control Payment Date shall be an interest payment date for the Debentures) accrued and unpaid interest (including any Compounded Interest and Additional Interest) thereon to the Change of Control Payment Date. Within 30 days following any Change of Control, the Debenture Issuer will mail a notice to each Holder of Trust Preferred Securities describing the transaction or transactions that constitute the Change of Control and offering, pursuant to the procedures required hereby and described in such notice, to repurchase Debentures on the payment date (the "Change of Control Payment Date") specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. To exercise a repurchase right arising under this
Section 5, a Holder of the Trust Preferred Securities must deliver, within such 30-day period specified in the Debenture Issuer's notice, irrevocable written notice to the Debenture Issuer, the Trust, the Property Trustee and any exchange agent for such repurchase of such Holder's exercise of its repurchase right. The Debenture Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Debenture Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5 by virtue of such conflict.

                  (c) Prior to 10:00 a.m. New York City time on the Change of Control Payment Date, the Debenture Issuer shall, to the extent lawful:

                           (i)      accept for payment all Debentures or
portions of Debentures properly tendered pursuant to the Change of Control
Offer;

                           (ii)     deposit with the Property Trustee or with
the exchange agent for the repurchase of Debentures an amount of money sufficient to pay the Change of Control Payment in respect of all Debentures or portions of Debentures properly tendered; and

                           (iii)    deliver or cause to be delivered to the
Indenture Trustee the Debentures properly accepted for repurchase, together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions of Debentures being repurchased by the Debenture Issuer.

         Upon such acceptance, deposit and delivery, the Debentures properly accepted for repurchase shall be repurchased by the Debenture Issuer, and the Debenture Issuer (through the Indenture Trustee or the exchange agent) shall promptly pay to each Holder of Trust Preferred Securities exchanged for Debentures that have been properly tendered as provided above the Change of Control Payment for such Debentures.

         6.       Voting Rights - Trust Preferred Securities.

                  (a) Except as provided under paragraphs 6(b), 6(c) and 8, in the Statutory Trust Act and as otherwise required by law and the Declaration, the Holders of the Trust Preferred Securities will have no voting rights.

                  (b) If a Declaration Event of Default has occurred and is continuing, the Holders of the Trust Preferred Securities are entitled, to the extent provided in Article V of the Declaration, to vote to appoint, remove or replace the Property Trustee and/or the Delaware Trustee.

                  (c) Subject to the requirements set forth in this paragraph, the Holders of a Majority in liquidation amount of the Trust Preferred Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Debentures, (ii) waive any past default and its consequences that is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification, or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority of the holders in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Trust Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall be under no obligation to revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities. Other than with respect to directions as to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee as set forth above, the Property Trustee shall be under no obligation to take any action in accordance with the directions of the Holders of the Trust Preferred Securities under this paragraph unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, for U.S. federal income tax purposes, the Trust will not be classified as other than a grantor trust on account of such action and each Holder will be treated as owning an undivided beneficial interest in the Debentures. If the Property Trustee fails to enforce its rights under the Debentures after a Holder of Trust Preferred Securities has made a written request, such Holder of Trust Preferred Securities may, to the fullest extent permitted by applicable law in view of the rights accorded the Holders of Trust Preferred Securities by this Declaration and the Indenture, institute a legal proceeding against the Debenture Issuer to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other Person. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest, principal or premium on the Debentures on the date such interest, principal or premium is due (or in the case of redemption on the redemption date), then a Holder of Trust Preferred Securities may, to the fullest extent permitted by applicable law in view of the rights accorded the Holders of Trust Preferred Securities by this Declaration and the Indenture, directly institute a proceeding (a "Direct Action") for payment to such Holder of the principal, interest and premium then due on Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such Holder. Except as provided in the preceding sentence, the holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. In connection with such Direct Action, the Debenture Issuer will be subrogated to the rights of such Holder of Trust Preferred Securities under the Declaration to the extent of any payment made by the Debenture Issuer to such Holder of Trust Preferred Securities in such Direct Action.

         The right of a Holder of Trust Preferred Securities to bring a Direct Action is subordinate and junior in right of payment to all present and future Senior Debt (as defined in the Indenture), and the Holder will be subject to all of the terms and conditions of Article XII of the Indenture with respect to such right with the same effect as though fully set forth herein.

         Any required approval or direction of Holders of Trust Preferred Securities may be given at a separate meeting of Holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the Holders of the Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

         Notwithstanding that Holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Sponsor or any of its Affiliates shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.

         7.       Voting Rights - Trust Common Securities.

                  (a) Except as provided under paragraphs 7(b), 7(c) and 8, in the Statutory Trust Act and as otherwise required by law and the Declaration, the Holders of the Trust Common Securities will have no voting rights.

                  (b) The Holders of the Trust Common Securities are entitled, to the extent provided in Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

                  (c) Subject to Section 2.6 of the Declaration and only after the Declaration Event of Default with respect to the Trust Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the immediately following sentence of this paragraph, the Holders of a Majority in liquidation amount of the Trust Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 606 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification, or termination of the Indenture or the Debentures where such consent shall be required; provided that, where a consent or action under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Trust Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Pursuant to this paragraph 7(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any action in accordance with the directions of the Holders of the Trust Common Securities under this paragraph unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that for U.S. federal income tax purposes the Trust will not be classified as other than a grantor trust on account of such action and each Holder will be treated as owning an undivided beneficial interest in the Debentures. If the Property Trustee fails to enforce its rights under the Debentures after a Holder of Trust Common Securities has made a written request, such Holder of Trust Common Securities may, to the extent permitted by law, institute a legal proceeding directly against the Debenture Issuer or any other Person to enforce the Property Trustee's rights under the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person. Any approval or direction of Holders of Trust Common Securities may be given at a separate meeting of Holders of Trust Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Trust Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Trust Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

         No vote or consent of the Holders of the Trust Common Securities will be required for the Trust to redeem and cancel Trust Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

         8.       Amendments to Declaration and Indenture.

                  (a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Administrative Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Securities (an amendment to specify procedures to deal with fractional interests in Securities in connection with any redemption of fewer than all the outstanding Securities will not be deemed to have any such material adverse effect), whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of Securities as a class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities affected thereby, voting together as a single class; provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or only the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities; provided, further, that no amendment or proposal approved pursuant to this Section 7(a) shall become effective unless the Administrative Trustees have received an opinion of counsel to the effect that such amendment or proposal, or the exercise of any power granted to the Trustees in accordance with such amendment or proposal, will not adversely affect the Trust's status as a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an Investment Company under the Investment Company Act.

                  (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of greater than a majority in aggregate principal amount of the Debentures (a "Super Majority"), the Property Trustee may only give such consent at the written direction of the Holders of at least the same proportion in aggregate stated liquidation preference of the Securities; provided, further, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this
Section 7(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that, for U.S. federal income tax purposes, the Trust will not be classified as other than a grantor trust on account of such action and each Holder will be treated as owning an undivided beneficial interest in the Debentures.

         9. Pro Rata. A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, a Declaration Event of Default has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Trust Preferred Securities pro rata according to the aggregate liquidation amount of Trust Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Trust Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Trust Preferred Securities, to each Holder of Trust Common Securities pro rata according to the aggregate liquidation amount of Trust Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Trust Common Securities outstanding.

         10. Ranking. The Trust Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Trust Common Securities except that, where an Indenture Event of Default occurs and is continuing with respect to the Debentures held by the Property Trustee, the rights of Holders of the Trust Common Securities to receive payments of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the Holders of the Trust Preferred Securities.

         11. Listing. The Administrative Trustees shall use their best efforts to cause the Trust Preferred Securities to be listed on the New York Stock Exchange.

         12. Acceptance of Securities Guarantee and Indenture. Each Holder of Trust Preferred Securities and Trust Common Securities, by the acceptance thereof, agrees to the provisions of the Trust Preferred Securities Guarantee and the Trust Common Securities Guarantee, respectively, including the subordination provisions therein, and to the provisions of the Indenture.

         13. No Preemptive Rights. The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

         14. Miscellaneous. These terms constitute a part of the Declaration. The Sponsor will provide a copy of the Declaration, the Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee (as may be appropriate), and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

                                   EXHIBIT A-1

                 FORM OF TRUST PREFERRED SECURITIES CERTIFICATE

                          [FORM OF FACE OF CERTIFICATE]

         [IF THE TRUST PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT - THIS TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES. UNLESS THIS TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate Number [-]

Number of Trust Preferred Securities [-]

CUSIP NO. [-]

                Certificate Evidencing Trust Preferred Securities

                                       of

                       WestCoast Hospitality Capital Trust

         9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security)

         WestCoast Hospitality Capital Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that [-] (the "Holder") is the registered owner of [-] preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of February 24, 2004, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Trust Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Trust Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Reference is hereby made to select provisions of the Trust Preferred Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder. In addition, the Holder is deemed to have (i) agreed to the terms of the Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all present and future Senior Debt (as defined in the Indenture) as and to the extent provided in the Indenture, (ii) agreed to the terms of the Trust Preferred Securities Guarantee, including that the Trust Preferred Securities Guarantee is subordinate and junior in right of payment to all other liabilities of the Sponsor, including the Debentures, except those made pari passu or subordinate by their terms, and (iii) agreed that the right of the Holder to bring a Direct Action is subordinate and junior in right of payment to all present and future Senior Debt (as defined in the Indenture), and the Holder will be subject to all of the terms and conditions of Article XII of the Indenture with respect to such right with the same effect as though fully set forth herein. By acceptance of this certificate (or a beneficial interest in this certificate), the Holder (and each Trust Preferred Securities Beneficial Owner having a beneficial interest in this certificate) agrees to treat, for U.S. federal income tax purposes, the Debentures as indebtedness and the Trust Preferred Securities as evidence of indirect beneficial ownership of the Debentures.

         Unless the Property Trustee's Certificate of Authentication hereon has been properly executed, these Trust Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Trust has executed this certificate this [-] day of _______, _____.

                                       WESTCOAST HOSPITALITY CAPITAL TRUST

                                       By: _____________________________________
                                           Administrative Trustee

PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Preferred Securities referred to in the within-mentioned Declaration.

Dated: __________, ______.

WILMINGTON TRUST COMPANY,
as Property Trustee

By: _____________________________
        Authorized Signatory

                                     A-1-2

                          [FORM OF REVERSE OF SECURITY]

         Distributions payable on each Trust Preferred Security will be fixed at a rate per annum of 9.5% (the "Coupon Rate") of the stated liquidation amount of $25 per Trust Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Except as otherwise described below, distributions on the Trust Preferred Securities will be cumulative, will accrue from February 24, 2004, and will be payable quarterly and in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2004, to Holders as they appear on the books and records of the Trust on the relevant record dates. So long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, the Debenture Issuer has the right at any time during the term of the Debentures to defer the payment of interest on the Debentures for one or more periods selected by the Debenture Issuer not exceeding 20 consecutive quarters for any such period (each, subject to extension and shortening as provided in the following two sentences, a "Deferral Period"); except that each Deferral Period shall end on the last day of a calendar quarter and no Deferral Period may extend beyond the maturity of the Debentures. At any time prior to the end of a Deferral Period, the Debenture Issuer may, so long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, extend the Deferral Period and further defer the payment of interest on the Debentures, provided that the Deferral Period as so extended shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. At any time prior to the end of a calendar quarter ending prior to the end of a Deferral Period, the Debenture Issuer may shorten the Deferral Period so that it will end on the last day of such calendar quarter. The Debenture Issuer is required to give notice to the Property Trustee each time it selects a Deferral Period or extends or shortens a Deferral Period in progress, and promptly following receipt of such notice the Property Trustee will cause notice thereof to be given to each Holder of Trust Preferred Securities. During any such Deferral Period, Distributions will be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Deferral Period. Payments of accrued Distributions will be payable Pro Rata (as defined in Annex I to the Declaration) to Holders on the last day of the Deferral Period. Upon the termination of any Deferral Period and the payment of all amounts then due, the Debenture Issuer may commence a new Deferral Period, subject to the above requirements.

         The Trust Preferred Securities shall be redeemable as provided in the Declaration.

                                     A-1-3

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________
              (Insert assignee's social security or tax identification number)

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________
              (Insert address and zip code of assignee)

and irrevocably appoints

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________

agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

         Date: ___________, 20___.

         Signature:
                                       _________________________________________
                                       Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

SIGNATURE GUARANTEED

By: ____________________________________________
    The signature must be guaranteed by an
    eligible guarantor institution (bank,
    stockbroker, savings and loan association or
    credit union with membership in an approved
    signature guarantee medallion program),
    pursuant to SEC Rule 17Ad-15.

                                     A-1-4

                                   EXHIBIT A-2

                   FORM OF TRUST COMMON SECURITIES CERTIFICATE

                           [FORM OF FACE OF SECURITY]

THIS TRUST COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT.

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO WESTCOAST HOSPITALITY CORPORATION (THE "SPONSOR") OR A RELATED PARTY OF THE SPONSOR IN COMPLIANCE WITH APPLICABLE LAW AND ARTICLE IX OF THE DECLARATION (AS DEFINED BELOW).

Certificate Number [-]

Number of Trust Common Securities [-]

                 Certificate Evidencing Trust Common Securities

                                       of

                       WestCoast Hospitality Capital Trust

         9.5% Trust Common Securities (Liquidation Amount of $25 per Trust Common Security)

         WestCoast Hospitality Capital Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that WestCoast Hospitality Corporation (the "Holder") is the registered owner of [-] common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 9.5% Trust Common Securities (Liquidation Amount of $25 per Trust Common Security) (the "Trust Common Securities"). The Trust Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of February 24, 2004, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Trust Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Trust Common Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Trust Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Reference is hereby made to select provisions of the Trust Common Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder. In addition, the Holder is deemed to have (i) agreed to the terms of the Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all present and future Senior Debt (as defined in the Indenture) as and to the extent provided in the Indenture and (ii) agreed to the terms of the Trust Common Securities Guarantee, including that the Trust Common Securities Guarantee is subordinate and junior in right of payment to all other liabilities of the Sponsor, including the Debentures, except those made pari passu or subordinate by their terms. By acceptance of this certificate, the Holder agrees to treat for U.S. federal income tax purposes the Debentures as indebtedness and the Trust Common Securities as evidence of indirect beneficial ownership of the Debentures.

         IN WITNESS WHEREOF, the Trust has executed this certificate this [-] day of _______, _____.

                                       WESTCOAST HOSPITALITY CAPITAL TRUST

                                       By: ____________________________________
                                            Administrative Trustee

                                     A-2-2

                          [FORM OF REVERSE OF SECURITY]

         Distributions payable on each Trust Common Security will be fixed at a rate per annum of 9.5% (the "Coupon Rate") of the stated liquidation amount of $25 per Trust Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Except as otherwise described below, distributions on the Trust Common Securities will be cumulative, will accrue from February 24, 2004, and will be payable quarterly and in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2004, to Holders as they appear on the books and records of the Trust on the relevant record dates. So long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, the Debenture Issuer has the right at any time during the term of the Debentures to defer the payment of interest on the Debentures for one or more periods selected by the Debenture Issuer not exceeding 20 consecutive quarters for any such period (each, subject to extension and shortening as provided in the following two sentences, a "Deferral Period"); except that each Deferral Period shall end on the last day of a calendar quarter and no Deferral Period may extend beyond the maturity of the Debentures. At any time prior to the end of a Deferral Period, the Debenture Issuer may, so long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, extend the Deferral Period and further defer the payment of interest on the Debentures, provided that the Deferral Period as so extended shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. At any time prior to the end of a calendar quarter ending prior to the end of a Deferral Period, the Debenture Issuer may shorten the Deferral Period so that it will end on the last day of such calendar quarter. The Debenture Issuer is required to give notice to the Property Trustee each time it selects a Deferral Period or extends or shortens a Deferral Period in progress, and promptly following receipt of such notice the Property Trustee will cause notice thereof to be given to each Holder of Trust Common Securities. During any such Deferral Period, Distributions will be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Deferral Period. Payments of accrued Distributions will be payable Pro Rata (as defined in Annex I to the Declaration) to Holders on the last day of the Deferral Period. Upon the termination of any Deferral Period and the payment of all amounts then due, the Debenture Issuer may commence a new Deferral Period, subject to the above requirements.

         The Trust Common Securities shall be redeemable as provided in the Declaration.

                                     A-2-3

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Common Security Certificate to:

             ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________
             (Insert assignee's social security or tax identification number)

             ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________
             (Insert address and zip code of assignee)

and irrevocably appoints

             ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________

agent to transfer this Trust Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

         Date: __________, 20___.

         Signature:
                                  ______________________________________________
                                  Sign exactly as your name appears on the other side of this Trust Common Security Certificate)

SIGNATURE GUARANTEED

By: ______________________________________________
    The signature must be guaranteed by an
    eligible guarantor institution (bank,
    stockbroker, savings and loan association or
    credit union with membership in an approved
    signature guarantee medallion program),
    pursuant to SEC Rule 17Ad-15.

                                      A-2-4

                                    EXHIBIT B
                              SPECIMEN OF DEBENTURE

                           See Exhibit A of Indenture

                                    EXHIBIT C
                             UNDERWRITING AGREEMENT